CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-195204 on Form S-3 of our reports dated March 2, 2015, relating to the financial statements of ETFS Gold Trust and the effectiveness of ETFS Gold Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ETFS Gold Trust for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

March 31, 2015